DATED                  7 AUGUST                   1997
             ------------------------------------------------------



                    (1) TELEWEST COMMUNICATIONS GROUP LIMITED


                                     - AND -


                               (2) CHARLES BURDICK


                         -----------------------------


                                SERVICE AGREEMENT


                         -----------------------------






                                 CLIFFORD CHANCE
                              200 ALDERSGATE STREET
                                 LONDON EC1A 4JJ
                                  0171 600 1000
                                    REF: BXH

THIS AGREEMENT is made the 7 day of August 1997

BETWEEN :

(1) TELEWEST COMMUNICATIONS GROUP LIMITED whose registered office is at Unit 1, Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW ("the Company"); and

(2)      CHARLES BURDICK of
         ("the Executive")

WHEREBY it is agreed that the Company shall employ the Executive upon and subject to the following terms and conditions:-


1.       COMMENCEMENT AND TERM

1.1. The Executive's employment with the Company under the terms of this Agreement shall begin on the date of this Agreement Executive's period of continuous employment for statutory purposes also began on the date of this Agreement.

1.2. The employment of the Executive shall (subject to the provisions of clause 14) be for an initial fixed period of 24 months from 12 February 1997 and shall continue thereafter unless and until terminated by the Company giving not less than 12 months notice in writing to the Executive or by the Executive giving not less than 12 months notice in writing to the Company to expire on or at any time after the end of the initial fixed period.

1.3. The Company may at its absolute discretion elect to terminate the employment of the Executive with immediate effect by paying to the Executive salary and a sum equal to the value to him of the other benefits to which he is entitled pursuant to Clauses 4, 5, 7 and 8 in lieu of notice.

2.       OBLIGATIONS DURING EMPLOYMENT

2.1.     The Executive shall during the continuance of his employment:-

           (a) serve the Company and its Associated Companies to the best of his ability in the capacity of Finance Director of TeleWest ; and

           (b) faithfully and diligently perform such duties and exercise such powers consistent with his position as Finance Director as the Board may from time to time properly assign to or confer upon him; and

           (c) if and so long as the Board so directs perform and exercise the said duties and powers on behalf of any Associated Company and act as a director or other officer of any Associated Company; and

           (d) in the performance of his duties do all which is reasonably within his power to protect promote develop and extend the business interests and reputation of the Group; and

           (e) at all times and in all respects conform to and comply with the lawful and reasonable directions of the Board ; and

           (f) promptly give to the Board (in writing if so requested) all such information explanations and assistance as it may require in connection with the business and affairs of TeleWest and any Associated Company for which he is required to perform duties; and

           (g) unless prevented by sickness injury or other incapacity or as otherwise agreed by the Board devote the whole of his time attention and abilities during his hours of work (which shall be normal business hours and such additional hours as may be necessary for the proper performance of his duties) to the business and affairs of the Company and any Associated Company for which he is required to perform duties; and

           (h) work at the Company's offices at Unit 1, Genesis Business Park, Albert Drive, Woking, Surrey, GU21 5RW or such other place of business of the Company or any Associated Company within a radius of 50 miles from London which the Board may reasonably require for the proper performance and exercise of his duties and powers and the Executive may be required to travel on the business of the Company and any Associated Company for which he is required to perform duties; and

           (i) at such times as the Board may reasonably request and at the expense of the Company undergo a medical examination by a doctor of the Company's choice.

2.2. Notwithstanding the foregoing or any other provision of this Agreement the Company shall not be under any obligation to provide the Executive with any work and the Company may at any time during the continuance of his employment without notice suspend the Executive and/or exclude him from all or any premises of the Company or any Associated Company for any period or periods not exceeding six months in aggregate provided that throughout any such period the Executive's salary and other contractual benefits shall continue to be paid or provided by the Company .


3.         FURTHER OBLIGATIONS OF THE EXECUTIVE

3.1. During the continuance of his employment the Executive shall not without the prior written consent of the Board (such consent not to be unreasonably withheld or delayed) directly or indirectly carry on or be engaged concerned or interested in any other business trade or occupation otherwise than as a holder directly or through nominees of not more than five per cent in aggregate of any class of shares debentures or other securities in issue from time to time of any company which are for the time being quoted or dealt in on any recognised investment exchange (as defined by Section 207(1) of the Financial Services Act 1986) and shall be permitted, with the prior written consent of the Board, to accept appointment as a non-executive director of another company or companies.

3.2. The Executive shall during the continuance of his employment comply (and shall do all that is reasonably within his power to procure that his spouse or partner and his minor children shall comply) with all applicable rules of law stock exchange regulations (including the "Model Code" issued by The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited) and codes of conduct of the Company and any Associated Company for the time being in force in relation to dealings in shares debentures or other securities of the Company or any Associated Company or any unpublished price sensitive information affecting the securities of any other company.

3.3. The Executive shall in relation to any dealings in securities of overseas companies comply with all laws of any foreign state affecting dealings in the securities of such companies and all regulations of any relevant stock exchanges on which such dealings take place.

3.4.       During the continuance of his employment the Executive:-

           (a) shall not directly or indirectly procure accept or obtain for his own benefit (or for the benefit of any other person) any payment rebate discount commission vouchers or other benefit of significant value ("Gratuities") from any third party in respect of any business transacted or proposed to be transacted (whether or not by him) by or on behalf of the Company or any Associated Company; and

           (b) shall observe the terms of any policy issued by the Company in relation to Gratuities; and

           (c) shall immediately disclose and account to the Company for any Gratuities received by him (or by any other person on his behalf or at his instruction).

4.         REMUNERATION

4.1. The Company shall pay to the Executive during the continuance of his employment a salary (which shall accrue from day to day) at the rate of (pound)225,000 per year inclusive of any directors' fees payable to the Executive under the articles of association of the Company or any Associated Company (and any such fees as the Executive shall receive he shall pay to the Company). The salary shall be payable by equal monthly instalments in arrears on or about the last day of each calendar month.

4.2. The salary payable to the Executive under Clause 4.1 shall be increased by such amount as the remuneration committee of the Board may in its absolute discretion from time to time decide and notify to the Executive in writing.

4.3. The Executive shall during the continuance of his employment be entitled to be paid bonuses payable at the end of each calendar year of up to 50% of base salary depending on performance against Company and personal objectives.

5.         PENSION SCHEME

5.1 The Company shall pay for the sole benefit of the Executive an annual sum equal to the lesser of 10% of the Executive's salary under clause
           4.1 from time to time or the sum permitted by Inland Revenue limits as the percentage of net relevant earnings from time to time by equal monthly instalments in arrears into the Executive's personal pension scheme with Norwich Union (or such other personal pension scheme approved under Part XIV of the Income and Corporation Taxes Act 1988 as the Executive may from time to time direct) and the Executive agrees to contribute the annual sum of 2% of the said salary to the pension scheme and the Company is hereby authorised to deduct any such contributions from the Executive's monthly salary payments.

5.2 A contracting-out certificate is not in force in respect of the employment of the Executive.

6.         SHARE OPTION SCHEMES

           The Executive will within a reasonable time of the date of this Agreement be granted options over shares of TeleWest having a value of four times the salary payable to the Executive pursuant to clause 4 at the date of grant under and subject to the terms of the TeleWest No.1 Share Option Scheme and the TeleWest No.2 Share Option Scheme.

7.         INSURANCE

7.1. Subject to his complying with and satisfying any applicable requirements of the relevant insurers the Company shall during the continuance of his employment:-

           (a) provide for the Executive and his spouse and children under the age of 18 years membership of the British United Provident Association medical expenses insurance scheme of which he is a member at the date of this Agreement or of such other private medical expenses insurance scheme providing equivalent benefits as the Company may in its absolute discretion from time to time decide;

           (b) provide the Executive with life assurance cover which in the event of his death during the continuance of his employment may pay to his chosen dependants (subject only to the discretion of the trustees of the appropriate scheme) a lump sum equal to four times his then annual rate of salary; and

           (c) provide for the Executive membership of the Company's permanent health insurance scheme.

 7.2. The Company shall at its absolute discretion be entitled to cease to provide any or all of the insurances referred to in sub-Clause 7.1.
           (a) (b) and (c) if in the opinion of the Board the medical condition of the Executive is or becomes such that the Company is unable to secure any such insurance under the rules of any applicable scheme or otherwise at reasonable rates or premiums.

8.         COMPANY CAR

8.1. The Company shall provide the Executive with a car of such make and model as the Board shall decide is suitable for him for his sole use during the continuance of his employment in respect of which the Company shall pay or reimburse the Executive all standing and running costs including the cost of fuel consumed by the car in the course of private journeys undertaken by the Executive.

8.2. The Company shall replace the car with another of such make and model (but equivalent to that provided to him at the date of this Agreement) and at such intervals as the Board may in its discretion decide.

8.3. The Executive shall at all times and in all respects conform to and comply with any policy which may from time to time be made by the Company in relation to cars provided by it for the use of its employees and in particular the Executive:-

           (a) shall ensure that at all times when the car is driven on a public highway it is in the state and condition required by law and that a current M.O.T. test certificate is in force in respect of it (if appropriate); and

           (b) shall at all times be the holder of a current driving licence entitling him to drive motor cars in the United Kingdom and shall produce it to the Company upon request.

 8.4. For the avoidance of doubt the Company shall be entitled at its absolute discretion to withdraw the use of the car provided pursuant to this Clause in the circumstances provided for in the Company's car policy in force from time to time or if the Executive is disqualified from holding a valid current driving licence.

9.         RELOCATION AND ACCOMMODATION

9.1 The Company shall reimburse the Executive for all reasonable household and removal expenses incurred by him as a result of a move from his present address to an address within reasonable daily travelling distance of the Company's offices in Woking up to the maximum cost permitted in accordance with the rules of US West Overseas Operations, Inc., relating to the secondment of Executives outside the United States of America.

9.2 For the period from the date of this Agreement until 31 July 1997 the Company shall make available for the use of the Executive and his family furnished accommodation within reasonable daily travelling distance of the Company's offices in Woking up to a maximum cost of (pound)500 per week.

9.3 On the termination of this Agreement the Company shall reimburse the Executive for all reasonable household and removal expenses incurred by him as a result of a move from his address in the United Kingdom to his choice of location in the United States of America up to the maximum cost permitted in accordance with the rules of US West Overseas Operations, Inc., relating to the secondment of Executives outside the United States of America provided always that the Company shall not be required to purchase or provide assistance for the sale of any land or accommodation purchased by the Executive in the United Kingdom.

10.        EXPENSES

10.1. The Company shall during the continuance of his employment reimburse the Executive in respect of:-

           (a) all reasonable travelling accommodation entertainment and other similar out-of-pocket expenses wholly exclusively and necessarily incurred by him in or about the performance of his duties; and

           (b) all reasonable household and removal expenses and other reasonable costs incurred by him as a result of a move from his present address necessitated by the Company's requiring him to work permanently at another location; and

           (c) up to (pound)5,000 per calendar year for financial and tax advice.

 10.2. Except where specified to the contrary all expenses shall be reimbursed on a monthly basis subject to the Executive providing in appropriate circumstances evidence (including receipts invoices tickets and/or vouchers as may be appropriate) of the expenditure in respect of which he claims reimbursement.

 11.       HOLIDAY

 11.1. The Executive shall (in addition to the usual public and bank holidays) be entitled during the continuance of his employment to 20 working days' paid holiday in each holiday year of the Company which is the calendar year to be taken at such times as shall have been approved by the Board.

 11.2. The Executive shall not be entitled to carry forward any annual holiday entitlement foregone by him for any reason during the holiday year in which it accrued without the prior written consent of the Board.

 11.3. Upon the termination of his employment the Executive's entitlement to accrued holiday pay (which accrues at the rate of 1.66 days per month) shall be calculated on a pro rata basis in respect of each completed month of service in the holiday year in which his employment terminates and the appropriate amount shall be paid to the Executive provided that if the Executive shall have taken more days' holiday than his accrued entitlement the Company is hereby authorised to make an appropriate deduction from the Executive's final salary payment.

 12.       INCAPACITY

 12.1. Subject to his complying with the Company's procedures relating to the notification and certification of periods of absence from work the Executive shall continue to be paid his salary (inclusive of any statutory sick pay or social security benefits to which he may be entitled) during any periods of absence from work due to sickness injury or other incapacity up to a maximum of 26 weeks in aggregate in any period of 52 consecutive weeks.

 12.2. If the Executive shall have been absent from work due to sickness injury or other incapacity for a continuous period of 26 weeks or more then he shall receive such benefits (if any) as are available to him under the terms of the Company's permanent health insurance scheme or any other applicable scheme or arrangement or (if no such benefits are available) such sum (if any) as the Board may in its absolute discretion decide.

12.3. If any incapacity of the Executive shall be caused by any alleged action or wrong of a third party and the Executive shall decide to claim damages in respect thereof, then the Executive shall use all reasonable endeavours to recover damages for loss of earnings over the period for which salary has been or will be paid to him by the Company under Clause 12.1, and shall account to the Company for any such damages recovered (in an amount not exceeding the actual salary paid or payable to him by the Company under Clause 12.1 in respect of the said period) less any costs borne by him in achieving such recovery. The Executive shall keep the Company informed of the commencement, progress and outcome of any such claim.

 13.       CONFIDENTIALITY

13.1. The Executive shall not (other than in the proper performance of his duties or without the prior written consent of the Board or unless ordered by a court of competent jurisdiction) at any time either during the continuance of his employment or after its termination disclose or communicate to any person or use for his own benefit or the benefit of any person other than the Company or any Associated Company any confidential information which may come to his knowledge in the course of his employment and the Executive acknowledges that in the course of his duties he should do all which is reasonably within his power to prevent the unauthorised publication or misuse of any confidential information provided that such restrictions shall cease to apply to any confidential information which may enter the public domain other than through the default of the Executive.

 13.2. All notes and memoranda of any trade secret or confidential information concerning the business of the Company and the Associated Companies or any of its or their suppliers, agents, distributors, customers or others which shall have been acquired received or made by the Executive during the course of his employment shall be the property of the Company and shall be surrendered by the Executive to someone duly authorised in that behalf at the termination of his employment or at the request of the Board at any time during the course of his employment.

 13.3. For the avoidance of doubt and without prejudice to the generality of Clause 13.1 the following is a non-exhaustive list of matters which in relation to the Company and the Associated Companies are considered confidential and must be treated as such by the Executive:-

           (a)   any trade secrets of the Company or any Associated Company; and
           (b) any information in respect of which the Company or any Associated Company is bound by an obligation of confidence to any third party; and
           (c) customer lists and details of contacts with or requirements of customers; and
           (d) any invention technical data know-how instruction or operations manual or other manufacturing or trade secret.

 14.       TERMINATION OF EMPLOYMENT

14.1. The employment of the Executive may be terminated by the Company forthwith without notice or payment in lieu of notice if the Executive:-

           (a) commits any serious or persistent breach or non-observance of any of the terms, conditions or stipulations contained in this Agreement; or

           (b) is guilty of any serious negligence or gross misconduct in connection with or affecting the business or affairs of the Company or any Associated Company for which he is required to perform duties; or

           (c) is guilty of conduct which brings or is likely to bring himself or the Company or any Associated Company into disrepute; or

           (d) is convicted of an arrestable criminal offence (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a non-custodial penalty is imposed); or

           (e) is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to Section 252 of the Insolvency Act 1986; or

           (f) in the reasonable opinion of the Board becomes incapable by reason of mental disorder of discharging his duties; or

           (g)   is or becomes prohibited by law from being a director; or

           (h)   voluntarily resigns as a director of the Company;

           (i) is on the basis of a medical report supplied to the Company following his having undergone a medical examination pursuant to paragraph (i) of Clause 2.1, in the reasonable opinion of the Board medically unfit to perform his duties.


14.2. If the Executive shall have been absent from work due to sickness injury or other incapacity for periods in excess of 26 weeks in aggregate in any period of twelve consecutive months the Company may terminate his employment by giving to him not less than six months' notice in writing expiring at any time provided that the Company shall withdraw such notice if during its currency the Executive returns to full-time work and provides the Company with a medical certificate stating that he has fully recovered and that no recurrence of such incapacity may reasonably be anticipated and provided that the Company shall not terminate the employment of the

           Executive if to do so would or would be likely to prejudice the Executive's entitlement to benefits (actual or prospective) under the Company's permanent health insurance scheme or any other scheme or arrangement under which the Executive is or may be entitled to benefits in respect of his sickness, injury or incapacity, in which event the Executive shall remain an employee of the Company solely for the purpose of recouping those benefits and shall not at any time thereafter be entitled to perform duties and the Company shall be entitled to terminate the employment of the Executive immediately he ceases to be entitled to receive benefits under those schemes or arrangements.

14.3. Upon the termination of his employment (for whatever reason and howsoever arising) the Executive:-

           (a) shall not take away conceal or destroy but shall immediately deliver up to the Company all documents (which expression shall include but without limitation notes memoranda correspondence drawings sketches plans designs and any other material upon which data or information is recorded or stored) relating to the business or affairs of the Company or any Associated Company or any of their clients/customers shareholders employees officers suppliers distributors and agents (and the Executive shall not be entitled to retain any copies or reproductions of any such documents) together with any other property belonging to the Company or any Associated Company (including his car and its keys) which may then be in his possession or under his control;

           (b) shall at the request of the Board immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company (but without prejudice to any claim he may have for damages for breach of this Agreement) and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board; and

           (c) shall not at any time thereafter make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any Associated Company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business of the Company or any Associated Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements); and

           (d) shall immediately repay all outstanding debts or loans due to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined by Section 7 of the Wages Act 1986) of the Executive a sum equal to any such debts or loans.

 14.4. If the employment of the Executive is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on the same terms and conditions as this Agreement then the Executive shall have no claim against the Company in respect of such termination.

 15.       EXECUTIVE'S COVENANTS

 15.1. The Executive acknowledges that during the course of his employment with the Company he will receive and have access to confidential information of the Company and its Associated Companies he will also receive and have access to detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and accordingly he is willing to enter into the covenants described in Clause 15.2 .

 15.2. The Executive hereby covenants with the Company that he will not for the period of twelve months after the termination of his employment without the prior written consent of the Board either alone or jointly with or on behalf of any person directly or indirectly:-

           (a) carry on or set up or be employed or engaged by or otherwise assist in or be interested in a business anywhere within the United Kingdom which is similar to or in competition with the business of the provision of television, telephony and other services by cable whether for domestic or business purposes as such business is carried on by the Company and its Associated Companies at the date of such termination;

           (b) in connection with the carrying on of any business anywhere in the United Kingdom in competition with the business of the provision of television, telephony and other services by cable whether for domestic or business purposes canvass solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided and/or any goods sold by the Company or any Associated Company any person who or which at the date of termination of his employment or at any time during the period of twelve months prior to that date is a customer or client of the Company or any Associated

                      Company and with whom or which the Executive shall have had dealings during the course of his employment;

           (c) in connection with the carrying on of any business in the United Kingdom in competition with the business of the provision of television, telephony and other services by cable whether for domestic or business use do business with any person who or which has at any time during the period of twelve months immediately preceding the date of such termination done business with the Company or any Associated Company as a supplier or customer or client or distributor or consultant and with whom or which the Executive shall have had dealings during the course of his employment;

           (d) solicit or entice away or endeavour to solicit or entice away from the Company or any Associated Company any person who at the date of termination of his employment is employed or engaged by the Company or any Associated Company in a senior capacity and with whom the Executive shall have had contact during the course of his employment (whether or not such person would commit a breach of his contract of employment by so doing);

           provided always that the restriction in clause 15.2(a) above shall only apply so as to prohibit the Executive from being employed or engaged by Cable and Wireless Communications plc BT plc or BSkyB plc (or any subsidiary of either of them) in the event that the Executive's employment terminates pursuant to a notice served by either party under clause 1.2 above or by the Company making payment in lieu of notice under clause 1.3 above.

 15.3. The covenants contained in Clauses 15.2(a), (b), (c) and (d) are intended to be separate and severable and enforceable as such.

 16.       DISCIPLINARY AND GRIEVANCE PROCEDURE

 16.1. For statutory purposes there is no formal disciplinary procedure in relation to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behaviour.

 16.2. If the Executive is not satisfied with any disciplinary decision taken in relation to him he may apply in writing within 14 days of that decision to the Board whose decision shall be final.

 16.3. If the Executive Director has any grievance in relation to his employment he may raise it in writing with the Board whose decision shall be final.

 17.       DIRECTORSHIP

 17.1. The Executive shall not during his employment voluntarily resign from his office as a director of the Company or of TeleWest and he shall not do or fail to do anything which causes or is likely to cause him to be prohibited by law from continuing to act as a director.

 17.2. The removal of the Executive from the office of director of the Company or TeleWest or the failure of TeleWest in general meeting to re-elect the Executive as a director of TeleWest (if he shall be obliged to retire by rotation or otherwise pursuant to the articles of association of TeleWest) shall terminate the Executive's employment under this Agreement. Such termination shall constitute a breach by the Company of this Agreement unless it has been terminated in accordance with its terms at the date of such removal or failure to re-elect or the Company was entitled at the time of such removal or failure to re-elect to terminate it pursuant to Clause 14.1.

 18.       NOTICES

 18.1. Any notice to be given under this Agreement shall be given in writing and shall be deemed to be sufficiently served by one party on the other if it is delivered personally or is sent by registered or recorded delivery pre-paid post (air mail if overseas) addressed to either the Company's registered office for the time being or the Executive's last known address as the case may be.

 18.2. Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting (6 days if sent air mail) and in proving the time such notice was sent it shall be sufficient to show that the envelope containing it was properly addressed stamped and posted.

 19.       MISCELLANEOUS

 19.1. Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this Agreement shall be regarded as ex gratia benefits provided at the entire discretion of the Company and shall not form part of the Executive's contract of employment unless otherwise agreed by the parties after the date of this Agreement.

 19.2. The Company shall be entitled at any time during the Executive's employment to make deductions from the Executive's salary or from any other sums due to the Executive from the Company or any Associated

           Company in respect of any overpayment of any kind made to the Executive or in respect of any debt or other sum due from him.

 20.       DEFINITIONS AND INTERPRETATION

 20.1. In this Agreement unless the context otherwise requires words and phrases defined in Part XXVI of the Companies Act 1985 have the same meanings thereby attributed to them and the following expressions have the following meanings:-

           "ASSOCIATED COMPANY"
           any company which is a holding company or a subsidiary of the Company or a subsidiary of the Company's holding company but excluding US West Inc., and Tele-Communications Inc, and any subsidiary or holding company of either of them.

           "THE BOARD"
           the Board of Directors for the time being of TeleWest including any duly appointed committee thereof or the directors present at a meeting of the directors of TeleWest at which a quorum is present but excluding the Executive (as appropriate).

           "GROUP"
           the Company and the Associated Companies (excluding US West Inc., and Tele-Communications Inc., and any holding or subsidiary company of either of them).

           "TELEWEST"
           TeleWest plc, whose registered office is at Unit 1, Genesis Business Park, Albert Drive, Woking, Surrey GU21 5RW, the holding company of TeleWest Communications Group Limited.

 20.2. The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

 20.3. References in this Agreement to Clauses and paragraphs are references to Clauses and paragraphs to this Agreement.

 20.4. Any reference in this Agreement to the employment of the Executive is a reference to his employment by the Company whether or not during the currency of this Agreement.

 20.5. Any reference in this Agreement to a person shall where the context permits include a reference to a body corporate and to any unincorporated body of persons.

 20.6. Any word in this Agreement which denotes the singular shall where the context permits include the plural and vice versa and any word in this Agreement which denotes to the masculine gender shall where the context permits include the feminine and/or the neuter genders and vice versa.

 20.7. Any reference in this Agreement to a statutory provision shall be deemed to include a reference to any statutory amendment modification or re-enactment of it.

 20.8. This Agreement contains the entire understanding between the parties and supersedes all (if any) subsisting agreements arrangements and understandings relating to the employment of the Executive which such agreements arrangements and understandings shall be deemed to have been terminated by mutual consent provided that the Executive shall remain entitled to any benefits accrued up to the date of termination of such subsisting agreements arrangements and understandings.

 20.9. This Agreement is governed by and shall be construed in accordance with the laws of England and the parties to this Agreement hereby submit to the exclusive jurisdiction of the English courts.

 IN WITNESS whereof this Agreement has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written

 Executed as a deed by                 )

 TELEWEST COMMUNICATIONS GROUP LIMITED )


------------------------------
 Director



 /s/ Victoria Hull
------------------------------
 Secretary


 Signed as a deed by                       )

 CHARLES BURDICK   /s/ Charles Burdick     )

 in the presence of:-                      )



 Signature        /s/ Susan Holmes
                  -----------------------------

 Name             Susan Holmes

 Address          52 Wycliffe Road
                  Battersea SW11 5QR

 Occupation       Executive Assistant